Exhibit 99.1

Press Release

Clean Harbors Announces Third-Quarter 2020 Financial Results

•	Reports Q3 Revenues of $779.3 Million

•	Posts Q3 Net Income of $54.9 Million; EPS of $0.99; Adjusted EPS of $0.90

•	Achieves Adjusted EBITDA of $161.2 Million, Including $13.3 Million From Government Assistance Programs

•	Generates $29 Million in Q3 Decontamination Emergency Response Revenue

•	Delivers Record Quarterly Adjusted Free Cash Flow of $123.5 Million

•	Raises 2020 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – November 4, 2020 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2020.

“We delivered strong third-quarter results that came in ahead of our expectations,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “Our performance reflects the resiliency of our business model, as well as the dedication of our people. We have now improved our Adjusted EBITDA margins for 11 consecutive quarters. In response to the pandemic and the dynamic market conditions it created, we established a leadership position in providing advanced decontamination and disposal services for customers affected by COVID-19. We also substantially improved our operational efficiencies and lowered our overall cost structure, which is reflected in our third-quarter margin performance. During the quarter, we saw a steady sequential pick up from the second quarter across several of our core lines of business, particularly within Safety-Kleen.”

Third-Quarter 2020 Results

Revenues were $779.3 million compared with $891.7 million in the same period of 2019. Income from operations was $83.9 million compared with $80.4 million in the third quarter of 2019.

Net income was $54.9 million, or $0.99 per diluted share. This compares with net income of $36.4 million, or $0.65 per diluted share, for the same period in 2019. Adjusted for certain items in both periods, adjusted net income was $49.9 million, or $0.90 per diluted share, for the third quarter of 2020, compared with adjusted net income of $40.7 million, or $0.72 per diluted share, in the same period of 2019. (See reconciliation table below)

Adjusted EBITDA (see description below) was $161.2 million, including $13.3 million of benefit from U.S. and Canadian government assistance programs, compared with $156.6 million in the same period of 2019.

Q3 2020 Review

“Environmental Services delivered strong profitability through a combination of cost reductions, productivity improvements, a healthy mix of higher margin work and government incentives,” McKim said. “We experienced a lower utilization rate of 80% at our incinerators in the quarter due to the timing of turnarounds and a production lag from some customers, but we continued to execute on our strategy to capture higher-value waste streams across our network. This resulted in an average price per pound increase of 5% from the prior year. Landfill volumes declined nominally, as stronger base business largely offset the lack of remediation and waste projects caused by the pandemic. While still below historical averages, activity in other service areas of the segment, including Technical Services and Industrial Services, saw steady increases in demand at key customers during the quarter.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Revenue from COVID-19 decontamination work totaled $29 million in the quarter, which helped drive a 20% top-line increase in Field Services,” McKim said. “Our team has now completed more than 9,000 COVID-19 responses, reinforcing our leadership position. We are extremely proud of the decontamination work being done by our people out on the front lines as they limit the spread of this virus, protect our customers and make our communities and workplaces safe again.

“Safety-Kleen rebounded from the shelter-in-place restrictions that had severely disrupted customer demand in the second quarter of 2020,” McKim said. “In fact, on a year-over-year basis, revenue in our branch business was only off 6% in Q3 – much better than we anticipated. The lifting of local restrictions across much of North America led to an increase in vehicle miles driven generating improved lubricant demand. Based on the strength of the recovery in near-term demand for base oil and finished lube products, we restarted three re-refineries that were taken offline at the outset of the pandemic. Given the declining market value of waste oil, we maintained high charge-for-oil (CFO) rates for used motor oil (UMO) and increased our collection volumes to 50 million gallons, 16% ahead of second-quarter levels.”

Business Outlook and Financial Guidance

“We enter the final quarter of 2020 positioned for continued success in the current environment,” McKim said. “Our market leadership and renowned emergency response capabilities have enabled us to capitalize on opportunities and safely navigate the challenges presented by the pandemic. Over the past two quarters, prudent cost actions and reduced capital spending have helped us drive record Adjusted EBITDA margins and adjusted free cash flow. We believe that our COVID-19 decontamination business can continue to help hedge against potential slowdowns in revenue and profitability in other parts of the Company.

“Within Environmental Services, we anticipate a sequential uptick in incineration utilization in the fourth quarter as we saw steady increases in production and waste volumes at our key customers during the third quarter. Because virus-related project delays remain, we do not expect landfills to fully recover until sometime in 2021 when we believe PFAS and other larger opportunities start to come to market. For Industrial Services and Technical Services, we anticipate our core service offerings to close out the year on an upward trajectory. Field Services remains on track for a great year, with anticipated COVID-related revenue exceeding $100 million.

“Our Safety-Kleen branch business remains below historical levels, but demand has improved markedly from the lows of April and May. With the ongoing spike in COVID-19 cases, we are sensitive to the possibility of new shelter-in-place mandates that could disrupt the recovery of this business. For Safety-Kleen Oil, our primary re-refineries are all back online and base oil pricing is stable. We continue to actively manage our CFO rates with the goal of growing collection volumes to supply our re-refinery network,” McKim concluded.

Based on its year-to-date financial performance and current market conditions, Clean Harbors raised its Adjusted EBITDA and Adjusted free cash flow guidance ranges and currently expects:

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

•	Adjusted EBITDA in the range of $530 million to $550 million, based on anticipated 2020 GAAP net income in the range of $104 million to $130 million; and

•	Adjusted free cash flow in the range of $250 million to $270 million, based on anticipated 2020 net cash from operating activities in the range of $405 million to $445 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income	$54,910	$36,369	$95,505	$73,589
Accretion of environmental liabilities	2,822	2,490	8,149	7,624
Depreciation and amortization	74,470	73,756	221,497	223,328
Other (income) expense, net	(2,268)	427	597	(1,992)
Loss on sale of businesses	118	—	3,376	—
Loss on early extinguishment of debt	—	6,119	—	6,119
Interest expense, net	17,407	19,702	54,848	59,681
Provision for income taxes	13,712	17,750	35,269	39,752
Adjusted EBITDA	$161,171	$156,613	$419,241	$408,101
Adjusted EBITDA Margin	20.7%	17.6%	17.9%	16.1%

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, net of tax of $1.8 million, the loss on sale of businesses and the impacts of tax-related valuation allowances and other as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income and adjusted net income, and the difference between earnings per share and adjusted earnings per share for the three and nine months ended September 30, 2020 and 2019 (in thousands, except per share amounts):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Adjusted net income
Net income	$54,910	$36,369	$95,505	$73,589
Loss on early extinguishment of debt, net of tax of $1.8m	—	4,284	—	4,284
Loss on sale of businesses	118	—	3,376	—
Tax-related valuation allowances and other*	(5,128)	—	(4,502)	4,762
Adjusted net income	$49,900	$40,653	$94,379	$82,635

Adjusted earnings per share
Earnings per share	$0.99	$0.65	$1.71	$1.31
Loss on early extinguishment of debt, net of tax of $1.8m	—	0.07	—	0.08
Loss on sale of businesses	—	—	0.06	—
Tax-related valuation allowances and other*	(0.09)	—	(0.08)	0.08
Adjusted earnings per share	$0.90	$0.72	$1.69	$1.47

* For the three and nine months ended September 30, 2020, other amounts include a $1.6 million benefit, or $0.03 per share, related to tax benefits from impacts of prior period tax filing amendments.

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. The Company excludes cash impacts of items derived from non-operating activities such as taxes paid in connection with divestitures and in the current period have also excluded cash paid in connection with the purchase of its corporate headquarters and certain capital improvements to the site as these expenditures are considered one-time in nature. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Adjusted free cash flow
Net cash from operating activities	$143,946	$146,205	$317,432	$284,675
Additions to property, plant and equipment	(24,636)	(56,161)	(150,357)	(174,533)
Purchase and capital improvements of corporate HQ	—	—	21,080	—
Proceeds from sale and disposal of fixed assets	4,206	1,559	7,307	8,948
Adjusted free cash flow	$123,516	$91,603	$195,462	$119,090

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2020
Projected GAAP net income	$104	to	$130
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	295	to	285
Other expense, net	1	to	1
Loss on sale of businesses	3	to	3
Interest expense, net	74	to	73
Provision for income taxes	42	to	48
Projected Adjusted EBITDA	$530	to	$550

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2020
Projected net cash from operating activities	$405	to	$445
Additions to property, plant and equipment	(186)	to	(206)
Purchase and capital improvements of corporate headquarters	21	to	21
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$250	to	$270

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, the risks and uncertainties surrounding COVID-19 and the related impact on the Company’s business, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles                                                       Jim Buckley

EVP and Chief Financial Officer                                SVP Investor Relations

Clean Harbors, Inc.                                                     Clean Harbors, Inc.

781.792.5100                                                               781.792.5100

InvestorRelations@cleanharbors.com                         Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues	$779,344	$891,668	$2,347,907	$2,541,185
Cost of revenues (exclusive of items shown separately below)	511,629	612,754	1,588,976	1,772,051
Selling, general and administrative expenses	106,544	122,301	339,690	361,033
Accretion of environmental liabilities	2,822	2,490	8,149	7,624
Depreciation and amortization	74,470	73,756	221,497	223,328
Income from operations	83,879	80,367	189,595	177,149
Other income (expense), net	2,268	(427)	(597)	1,992
Loss on sale of businesses	(118)	—	(3,376)	—
Loss on early extinguishment of debt	—	(6,119)	—	(6,119)
Interest expense, net	(17,407)	(19,702)	(54,848)	(59,681)
Income before provision for income taxes	68,622	54,119	130,774	113,341
Provision for income taxes	13,712	17,750	35,269	39,752
Net income	$54,910	$36,369	$95,505	$73,589
Earnings per share:
Basic	$0.99	$0.65	$1.72	$1.32
Diluted	$0.99	$0.65	$1.71	$1.31

Shares used to compute earnings per share — Basic	55,592	55,850	55,646	55,858
Shares used to compute earnings per share — Diluted	55,738	56,165	55,832	56,109

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$475,706	$371,991
Short-term marketable securities	56,639	42,421
Accounts receivable, net	602,069	644,738
Unbilled accounts receivable	59,438	56,326
Deferred costs	20,212	21,746
Inventories and supplies	220,884	214,744
Prepaid expenses and other current assets	58,711	48,942
Total current assets	1,493,659	1,400,908
Property, plant and equipment, net	1,539,333	1,588,151
Other assets:
Operating lease right-of-use assets	146,454	162,206
Goodwill	524,261	525,013
Permits and other intangibles, net	392,401	419,066
Other	10,079	13,560
Total other assets	1,073,195	1,119,845
Total assets	$4,106,187	$4,108,904
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	213,776	298,375
Deferred revenue	67,412	73,370
Accrued expenses	293,200	276,540
Current portion of closure, post-closure and remedial liabilities	22,324	23,301
Current portion of operating lease liabilities	36,814	40,979
Total current liabilities	641,061	720,100
Other liabilities:
Closure and post-closure liabilities, less current portion	77,070	68,368
Remedial liabilities, less current portion	100,389	98,155
Long-term obligations, less current portion	1,550,756	1,554,116
Operating lease liabilities, less current portion	110,097	121,020
Deferred taxes, unrecognized tax benefits and other long-term liabilities	322,099	277,332
Total other liabilities	2,160,411	2,118,991
Total stockholders’ equity, net	1,304,715	1,269,813
Total liabilities and stockholders’ equity	$4,106,187	$4,108,904

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended:
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net income	$95,505	$73,589
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	221,497	223,328
Allowance for doubtful accounts	10,441	(745)
Amortization of deferred financing costs and debt discount	2,688	2,908
Accretion of environmental liabilities	8,149	7,624
Changes in environmental liability estimates	9,050	(585)
Deferred income taxes	—	(973)
Other expense (income), net	597	(1,992)
Stock-based compensation	12,739	14,664
Loss on sale of businesses	3,376	—
Loss on early extinguishment of debt	—	6,119
Environmental expenditures	(8,816)	(12,804)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	23,969	(31,408)
Inventories and supplies	(9,554)	(11,982)
Other current and non-current assets	(19,320)	(5,425)
Accounts payable	(63,898)	3,035
Other current and long-term liabilities	31,009	19,322
Net cash from operating activities	317,432	284,675
Cash flows used in investing activities:
Additions to property, plant and equipment	(150,357)	(174,533)
Proceeds from sale and disposal of fixed assets	7,307	8,948
Acquisitions, net of cash acquired	(8,839)	(29,479)
Proceeds from sale of businesses, net of transactional costs	7,712	—
Additions to intangible assets including costs to obtain or renew permits	(1,863)	(2,896)
Proceeds from sale of available-for-sale securities	39,141	41,612
Purchases of available-for-sale securities	(53,397)	(30,761)
Net cash used in investing activities	(160,296)	(187,109)
Cash flows used in financing activities:
Change in uncashed checks	381	(3,516)
Tax payments related to withholdings on vested restricted stock	(4,407)	(5,505)
Repurchases of common stock	(39,542)	(16,390)
Deferred financing costs paid	—	(10,053)
Premiums paid on early extinguishment of debt	—	(2,689)
Payments on finance leases	(2,755)	(327)
Principal payments on debt	(5,652)	(850,652)
Issuance of unsecured senior notes	—	845,000
Borrowing from revolving credit facility	150,000	—
Payment on revolving credit facility	(150,000)	—
Net cash used in financing activities	(51,975)	(44,132)
Effect of exchange rate change on cash	(1,446)	2,292
Increase in cash and cash equivalents	103,715	55,726
Cash and cash equivalents, beginning of period	371,991	226,507
Cash and cash equivalents, end of period	$475,706	$282,233

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$66,000	$52,440
Income taxes paid, net of refunds	14,195	23,797
Non-cash investing activities:
Property, plant and equipment accrued	11,732	14,875
ROU assets obtained in exchange for operating lease liabilities	19,993	8,008
ROU assets obtained in exchange for finance lease liabilities	28,333	31,011

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	September 30, 2020			September 30, 2019
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$498,183	$29,787	$527,970	$550,122	$36,750	$586,872
Safety-Kleen	281,089	(29,449)	251,640	341,417	(35,272)	306,145
Corporate Items	72	(338)	(266)	129	(1,478)	(1,349)
Total	$779,344	$—	$779,344	$891,668	$—	$891,668

	For the Nine Months Ended:
Revenue	September 30, 2020			September 30, 2019
	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$1,490,641	$100,605	$1,591,246	$1,550,114	$108,856	$1,658,970
Safety-Kleen	857,048	(97,640)	759,408	990,146	(105,540)	884,606
Corporate Items	218	(2,965)	(2,747)	925	(3,316)	(2,391)
Total	$2,347,907	$—	$2,347,907	$2,541,185	$—	$2,541,185

	For the Three Months Ended:		For the Nine Months Ended:
Adjusted EBITDA	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Environmental Services	$140,854	$121,658	$387,851	$329,036
Safety-Kleen	68,761	81,326	176,498	215,578
Corporate Items	(48,444)	(46,371)	(145,108)	(136,513)
Total	$161,171	$156,613	$419,241	$408,101

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com